Exhibit 99.1

Burlington Stores, Inc. Announces Launch of Debt Repricing and Updated Guidance for the Fourth Quarter and Fiscal Year Ended February 1, 2020

For the Fourth Quarter Ended February 1, 2020, the Company now expects:

•	Total sales to increase 10.5% vs. previous guidance of 9% to 10%;
•	Comparable store sales to increase 3.9% vs. previous guidance of 2% to 3%; and
•	Adjusted EPS in the range of $3.21 to $3.23, versus previous guidance of $3.12-$3.17

For the Full Year Ended February 1, 2020, the Company now expects:

•	Total sales to increase 9.3% vs. previous guidance of 8.8% to 9.1%;
•	Comparable store sales to increase 2.7% vs. previous guidance of 2.1% to 2.4%; and
•	Adjusted EPS in the range of $7.37 to $7.39, versus previous guidance of $7.28-$7.33

BURLINGTON, New Jersey; February 10, 2020 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced the launch of a debt repricing transaction and provided updated guidance for the fourth quarter and fiscal year ended February 1, 2020.

Launch of Debt Transaction

The Company is seeking an amendment to its $961 million senior secured term loan credit facility that matures in 2024 in order to reduce the LIBOR interest rate margin from 2.00% to 1.75%, while maintaining a 0.00% LIBOR floor.

Updated Guidance

For the fourth quarter of Fiscal 2019, Adjusted EPS is expected to be in the range of $3.21-$3.23. This compares to Adjusted EPS for the prior year period of $2.83, and previous guidance of $3.12-$3.17. These estimates are based on an expected total sales increase of 10.5%, which includes an expected comparable store sales increase of 3.9%. For the full year Fiscal 2019, Adjusted EPS is expected to be in the range of $7.37-$7.39. This compares to Adjusted EPS for the prior year period of $6.44, and previous guidance of $7.28-$7.33. These estimates are based on an expected total sales increase of 9.3%, which includes an expected comparable store sales increase of 2.7%. The Company will review its operating performance in detail when it announces fourth quarter and full year Fiscal 2019 results.

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it would require the Company to create estimated ranges on a GAAP basis, which would entail unreasonable effort. Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments, loss on extinguishment of debt, and impairment charges, as well as the tax effect of such items. Some or all of those adjustments could be significant.

The Company’s sales and profit expectations are estimated and subject to completion of the quarter and year-end closing adjustments. As the Company has not completed its close, the sales and profit expectations presented in this press release may change. This data has been prepared by management.

There can be no assurances that the Company will be able to consummate the debt transaction on the terms described or at all. The Company is providing updated guidance given the launch of the debt transaction as compared to its original fourth quarter and full year guidance previously provided in conjunction with its third quarter 2019 results on November 26, 2019. Investors should not expect the Company to provide interim quarterly updates of guidance or outlook information in advance of scheduled quarterly earnings announcement dates.

Adjusted Earnings per Share (EPS)

This press release presents information with respect to the Company’s estimated Adjusted EPS, which is considered a Non-GAAP financial measure.  Generally a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EPS is defined as Adjusted Net Income divided by the weighted average shares outstanding. Adjusted Net Income is defined as net income for the period plus (i) net favorable lease costs, (ii) costs related to debt amendments, (iii) loss on extinguishment of debt, (iv) impairment charges and (v) other unusual, non-recurring or extraordinary expenses, losses, charges or gains, all of which are tax effected to arrive at Adjusted Net Income.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2018 net sales of $6.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 726 stores as of the end of the third quarter of Fiscal 2019, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtoninvestors.com.

Investor Relations Contact:

David J. Glick

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release, including those made in the section describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including general economic conditions; our ability to successfully implement one or more of our strategic initiatives and growth plans; the availability of desirable store locations on suitable terms; changing consumer preferences and demand; industry trends, including changes in buying, inventory and other business practices; competitive factors, including pricing and promotional activities of major competitors and an increase in competition within the markets in which we compete; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks, including  tax and trade policies, tariffs and government regulations; weather patterns, including, among other things, changes in year-over-year temperatures; our future profitability; our ability to control costs and expenses; unforeseen cyber-related problems or attacks; any unforeseen material loss or casualty; the effect of inflation; regulatory and tax changes; our relationships with employees; the impact of current and future laws and the interpretation of such laws; terrorist attacks, particularly attacks on or within markets in which we operate; pandemics or natural and man-made disasters, including fire, snow and ice storms, flood, hail, hurricanes and earthquakes; our substantial level of indebtedness and related debt-service obligations; restrictions imposed by covenants in our debt agreements; availability of adequate financing; our dependence on vendors for our merchandise; domestic events affecting the delivery of merchandise to our stores; existence of adverse litigation; and each of the factors that may be described from time to time in our filings with the SEC. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.